EXHIBIT 24.1

                               POWERS OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signatures appear below hereby severally and individually constitutes and appoints Shant S. Hovnanian as the true and lawful attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign Amendment No. 2 to the Annual Report of SPEEDUS.COM, Inc. on Form 10-K/A for the year ended December 31, 1999 and any and all additional amendments to the Annual Report, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, each undersigned has hereunto set his or her hand on the 24rd day of January, 2001.


                                       s/s Angela M. Vaccaro
                                   -------------------------------
                                           Angela M. Vaccaro


                                       s/s Vahak S. Hovnanian
                                   -------------------------------
                                           Vahak S. Hovnanian


                                       s/s William F. Leimkuhler
                                   -------------------------------
                                           William F. Leimkuhler


                                       s/s Jeffrey Najarian
                                   --------------------------------
                                           Jeffrey Najarian